EXHIBIT 23.1

                   CONSENT OF SILVER, FREEDMAN & TAFF, L.L.P.







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                                                                    Exhibit 23.1


                               CONSENT OF COUNSEL




     We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form SB-2 and to the reference to our firm under the headings "The Conversion -- Income Tax Consequences", "The Conversion -- Stock Contribution to Charitable Foundation -- Tax Considerations" and "Legal and Tax Matters" in the Prospectus and proxy statement included in this Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              /s/SILVER, FREEDMAN & TAFF, L.L.P.
                                              ----------------------------------
                                                 SILVER, FREEDMAN & TAFF, L.L.P.



Washington, D.C.
July 9, 1998